Exhibit 99.1

Luminex Announces Preliminary Revenue for the Fourth Quarter and Full Year 2018;
Company to Present at 37th Annual J.P. Morgan Healthcare Conference

AUSTIN, Texas, January 7, 2019 /PRNewswire/ -- Luminex Corporation (Nasdaq: LMNX) today announced that it expects its revenues in the fourth quarter of 2018 to be approximately $81 million and to exceed $315 million for the full- year ended 2018, near the top of the previously communicated guidance range of $310 to $316 million.

Select fourth quarter highlights include:

•	Total Licensed Technologies Group revenue grew 23% to more than $41 million, compared to the fourth quarter of 2017

•
Total MDx revenue of approximately $39 million, declining 11% vs. the fourth quarter of 2017, inclusive of the departure of approximately $11 million of LabCorp non-CF revenue. Total MDx revenue increased by approximately 21%, excluding the departure of LabCorp.

◦	The MDx sample to answer portfolio increased by 41% to $18 million in the quarter compared to the same period in 2017

◦	Placed ~60 VERIGENE® and ARIES® sample to answer molecular systems under contract during the fourth quarter

Select full year 2018 highlights include:

•	Total Licensed Technologies Group revenue of $149 million, growth of 5% over the full year 2017

•
Total MDx revenue of approximately $164 million, up 1% over the full year 2017, inclusive of the departure of approximately $13 million of LabCorp non-CF revenue. Total MDx revenue was up by approximately 13%, excluding the departure of LabCorp.

◦	The MDx sample to answer portfolio generated more than $62 million for the year, a 34% increase over the full year 2017

◦	Placed more than 260 VERIGENE® and ARIES® sample to answer molecular systems under contract for the full year

In 2019, the company expects consolidated revenue to be between $337 and $343 million, which includes:

•	Revenue from the flow cytometry business purchased from MilliporeSigma

•	An approximate $35 million decline in LabCorp purchases of Molecular Diagnostic products

Fourth Quarter and Full Year 2018 Earnings Release Scheduled for February 4, 2019
The company plans to report results for the fourth quarter and full year ended December 31, 2018 and provide details around the 2019 revenue guidance on Monday, February 4, 2019. Management will hold a conference call to discuss the operating highlights and financial results on that date, at 4:30 p.m. Eastern time.

Luminex to Present at 37th Annual J.P. Morgan Healthcare Conference on January 9, 2019
Luminex President and CEO, Homi Shamir, will present at the 37th Annual J.P. Morgan Healthcare Conference to be held at The Westin St. Francis hotel in San Francisco, CA on Wednesday, January 9 at 5:30 p.m. Pacific time.

The corporate presentation will be filed with the Securities and Exchange Commission and will be webcast live and may be accessed at Luminex Corporation's website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. If you are unable to participate during the live webcast, the presentation will be archived for six months on the website using the 'replay' link.

Use of Forward Looking Statements
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to the final close and revenue recognition accounting process and other internal control mechanisms designed to tie out accounting estimates to final reported results. The forward-looking statements, , contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

About Luminex Corporation
At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

Contacts
Luminex Investor Contacts
Harriss Currie
Sr. Vice President of Finance and CFO
512.219.8020
hcurrie@luminexcorp.com

David Carey
Investor Relations, Lazar Partners
212.867.1768
dcarey@lazarpartners.com